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                                                                     EXHIBIT 4.1

                                      NOTE
                                      ----

                                                   Date of Note:  June 15, 2001
                                                   ------------   -------

Principal Amount: $7,875,000
----------------

Maturity Date:    December 15,  2001
-------------     -----------

Interest Rate:    8.5% per annum to be computed on an  actual/365-day  basis
-------------     (i.e.,  interest for each day during  which  any of the
                   ---
                  Principal Amount is outstanding shall be computed at the Interest Rate divided by 365).

          FOR VALUE RECEIVED, the undersigned ("Maker") does hereby covenant and promise to pay to the order of PROMUS HOTELS, INC., a Delaware corporation, or its successors or assigns (collectively, "Payee"), at 755 Crossover Lane, Memphis, Tennessee 38117-4900, or at such other place as Payee may designate to Maker in writing from time to time, the Principal Amount, on the Maturity Date, together with interest at the Interest Rate on the unpaid portion of the Principal Amount on the first day of the first month following the Date of Note and on the first day of each month thereafter until this Note is paid in full, and with a late payment premium of 4% of any principal or interest payment made more than ten (10) days after the due date thereof which shall be due with any such late payment. All payments of principal, interest and other sums hereunder shall be made in lawful money of the United States and in immediately available funds.

          For the purposes of this Note the "Property" shall mean, collectively, the properties sold to Maker as of the date hereof pursuant to that certain Agreement of Sale dated June 7, 2001, between Hilton Hospitality, Inc., Chesterfield Village Hotel, LLC, as sellers, and Maker, as buyer (the "Purchase Agreement").

          This Note is secured by, among other things, mortgages and/or deeds of trust and/or deeds to secure debt encumbering the Property (individually and collectively, the "Mortgage"), as well as other ancillary loan documents (collectively with the Mortgage, the "Loan Documents"). The Mortgage specifies various defaults upon the happening of which all sums owing on this Note, or owing on any other purchase money note executed by Maker (or any wholly-owned subsidiary of Maker) in connection with the acquisition of the Property (a "Matching Note"), may, at Payee's option, be declared immediately due and payable. The occurrence of a default under a Matching Note, or any other event permitting acceleration of the maturity of a Matching Note or any other default with respect to the Loan Documents, the Purchase Agreement or any other agreement or obligation of the Maker to the Payee shall be deemed to be a default under this Note.

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          Maker agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Payee and the owner or owners of the property affected by the Mortgage, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder, but with interest at a rate no greater than the Interest Rate, according to the terms of any such agreement of extension or modification. This Note may be prepaid, in whole or in part, without premium or penalty.

          This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection or attempting to collect this Note, including reasonable attorneys' fees and expenses.

          All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

          Anything herein to the contrary notwithstanding, the obligations of Maker under this Note and the Mortgage shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Payee would be contrary to provisions of law applicable to Payee limiting the maximum rate of interest that may be charged or collected by Payee.

          In case of any loss, theft, destruction or mutilation of this Note, Maker shall, upon its receipt of an affidavit of an officer of Payee as to such loss, theft, destruction or mutilation and an appropriate indemnification, execute and deliver a replacement Note to Payee in the same principal amount and otherwise of like tenor as this Note.

          MAKER BY EXECUTION HEREOF, AND PAYEE BY ACCEPTANCE HEREOF, HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY PAYEE ON THIS NOTE, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

          MAKER HEREBY ACKNOWLEDGES AND AGREES THAT: (I) PAYEE IS ACTING AS A LENDER SOLELY AT THE REQUEST OF MAKER; (II) THE ACTIONS OF PROMUS HOTELS, INC., AS THE MANAGER OF THE PROPERTIES PURSUANT TO A "NEW MANAGEMENT AGREEMENT" (AS DEFINED IN THE PURCHASE AGREEMENT) ARE SEPARATE, UNRELATED TO AND INDEPENDENT OF THE PAYEE; AND (III) MAKER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO RAISE ANY DEFENSES TO THE ENFORCEMENT OF THE LOAN DOCUMENTS BY PAYEE BASED ON ANY AND ALL ACTIONS, INACTIONS, DEFAULTS, ERRORS OR OMISSIONS, NEGLIGENCE AND BREACH OF FIDUCIARY OR OTHER DUTY ALLEGED TO HAVE

                                       2

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BEEN COMMITTED BY PROMUS HOTELS, INC., AS THE MANAGER OF THE PROPERTIES,
INCLUDING, WITHOUT LIMITATION, DEFENSES OF EQUITABLE SUBORDINATION, LENDER LIABILITY, WASTE, MISAPPROPRIATION OF FUNDS, EXCESSIVE EXPENDITURES IN "CONSPIRACY" WITH PAYEE TO CAUSE A DEFAULT UNDER THE LOAN DOCUMENTS, AND PRECIPITATING THE EXERCISE OF REMEDIES UNDER THE LOAN DOCUMENTS IN FAVOR OF PAYEE.

          This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee (without giving effect to Tennessee's principles of conflicts of law). Maker hereby irrevocably submits to the non-exclusive jurisdiction of any Tennessee State or Federal court sitting in the City of Memphis over any suit, action or proceeding arising out of or relating to this Note, and Maker hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Tennessee State or Federal court sitting in the City of Memphis may be made by certified or registered mail, return receipt requested, directed to Maker at the address indicated below, with a copy to counsel at Jenkens & Gilchrist, Fountain Place, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, and service so made shall be complete five (5) days after the same shall have been so mailed.

                  [Remainder of page intentionally left blank.]

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          IN WITNESS WHEREOF, Maker has executed and delivered this Note on the day and year first above written.

                                      APPLE SUITES, INC., a Virginia corporation


                                      By /s/ Glade M. Knight
                                         ---------------------------------------
                                         Glade M. Knight, President

                                      Address of Maker:
                                      ----------------

                                      9 North Third Street
                                      Richmond, Virginia 23219
                                      Attention:   Glade M. Knight

STATE OF Virginia
         --------

CITY OF Richmond
        --------

          The foregoing instrument was acknowledged before me this 14TH day of June in the year 2001, by Glade M. Knight, President of APPLE SUITES, INC., a Virginia corporation, on behalf of the corporation. He/she is personally known to me or has produced _______________________________________ as identification.


                               Notary: /s/ Jacquelyn B. Owens
                                       -----------------------------
                               Print Name Jacquelyn B. Owens
                                          ------------------
      NOTARY SEAL
                               Notary Public, State of Virginia
                                                       --------
                               My commission expires: 6/30/03
                                                      -------